UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

Lorillard, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road

Greensboro, North Carolina 27408-7018

(Address of principal executive offices, including zip code)

(336) 335-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (the “Amended Form 8-K”) amends and qualifies the information contained in Item 2.02 of the Current Report on Form 8-K filed on February 12, 2014 by Lorillard, Inc. (the “Original Form 8-K”) as a result of a subsequent event that occurred on February 14, 2014 as described herein. Other than as set forth in this Amended Form 8-K and Exhibit 99.1 hereto, the information contained in the Original Form 8-K shall remain unchanged.

Item 2.02.	Results of Operations and Financial Condition.

On February 12, 2014, Lorillard, Inc. (“Lorillard” or “we”) issued a press release providing information on its results of operations for the three months and fiscal year ended December 31, 2013 (the “Earnings Release”), which was furnished as Exhibit 99.1 to the Original Form 8-K. The information in the Earnings Release is amended and qualified by the information set forth herein and Exhibit 99.1 hereto as a result of the subsequent event described below.

2013 Subsequent Event – Florida Supreme Court Ruling in Mrozek Case

In Mrozek v. Lorillard Tobacco Company (Circuit Court, Fourth Judicial Circuit, Duval County, Florida), the jury awarded plaintiff a total of $6.0 million in compensatory damages and $11.3 million in punitive damages in March 2011. The jury apportioned 35% of the fault for the smoker’s injuries to the smoker and 65% to Lorillard Tobacco. The final judgment entered by the trial court reflected the jury’s verdict and awarded plaintiff $3.9 million in compensatory damages and $11.3 million in punitive damages plus 6% annual interest. In December 2012, the Florida First District Court of Appeal affirmed the final judgment awarding compensatory and punitive damages. In March 2013, Lorillard Tobacco filed a notice with the Florida Supreme Court seeking review of the appellate court decision.

On February 14, 2014, the Florida Supreme Court declined review of the intermediate appellate court decision. Based on this information, Lorillard has accrued $20.0 million as of December 31, 2013 for the Mrozek case, which is recorded as a charge to selling, general and administrative expenses in 2013. This subsequent event occurred after Lorillard’s issuance of the Earnings Release, but prior to the filing of its Annual Report on Form 10-K for the year ended December 31, 2013.

We have revised our financial statements and other disclosures contained in the Earnings Release to reflect the establishment of an accrual of $20.0 million for the Mrozek case as of December 31, 2013. Lorillard’s reported (GAAP) results for consolidated selling, general and administrative expenses, operating income, net income and diluted earnings per share and for the Cigarette segment’s selling, general and administrative expenses and operating income for the quarter and year ended December 31, 2013 were impacted by the full accrued amount for this subsequent event. Lorillard’s adjusted (Non-GAAP) results for the quarter and year ended December 31, 2013 contained in the Original Form 8-K remain unchanged. The revised financial statements for the fourth quarter and fiscal year 2013, revised reconciliation of GAAP to Non-GAAP measures and certain other revised disclosures are set forth in Exhibit 99.1 to this Amended Form 8-K.

The information disclosed under this Item 2.02 of this Amended Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Revised Lorillard, Inc. Fourth Quarter and Full Year 2013 Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC.
(Registrant)

	By:	/s/ David H. Taylor
David H. Taylor
Executive Vice President, Finance and Planning and Chief Financial Officer

Dated: February 21, 2014